UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2020

SPIRIT REALTY CAPITAL, INC.
SPIRIT REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland		20-1676382
(Spirit Realty Capital, Inc.)	001-36004	(Spirit Realty Capital, Inc.)

Delaware (Spirit Realty, L.P.)	333-216815-01	20-1127940 (Spirit Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2727 North Harwood Street, Suite 300
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972)
476-1900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (s ee
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Spirit Realty Capital, Inc.	Common stock, par value $0.05 per share	SRC	New York Stock Exchange
Spirit Realty Capital, Inc.	6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	SRC-A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
Spirit Realty Capital, Inc.
Emerging growth company  ☐
Spirit Realty, L.P.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Spirit Realty Capital, Inc.
☐
    Spirit Realty, L.P.
☐

ITEM 8.01	OTHER EVENTS
On November 24, 2020, Spirit Realty Capital, Inc. (the “Company”) and Spirit Realty, L.P. (the “Operating Partnership”) entered into an equity distribution agreement (the “equity distribution agreement”) with BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, an “agent” and, collectively, the “agents”), and the forward purchasers (as defined below), providing for the offer and sale of shares of the Company’s common stock, $0.05 par value per share (the “common stock”), having an aggregate gross sales price of up to $500.0 million through the agents, as its sales agents or, if applicable, as forward sellers (as defined below), or directly to the agents acting as principals. Upon entry into the equity distribution agreement, the Company terminated its prior at-the-market
offering program pursuant to the amended and restated equity distribution agreement dated as of February 22, 2019 (as amended, the “prior equity distribution agreement”), entered into with the agents and forward purchasers. At the time of the termination of the prior equity distribution agreement, an aggregate gross sales price of $130,003,473 of the common stock remained unsold under the prior equity distribution agreement.
Sales of shares of its common stock, if any, made through the agents, as the Company’s sales agents or, if applicable, as forward sellers pursuant to the equity distribution agreement, may be made in sales deemed to be
“at-the-market
offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including (1) by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by the Company, the applicable agent and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue.
The agents are not required to sell any specific number or dollar amount of shares of its common stock but will use their commercially reasonable efforts consistent with its normal trading and sales practices as its sales agents or as forward sellers and subject to the terms of the equity distribution agreement and, in the case of shares offered through such agents as forward sellers, the relevant forward sale agreement to sell the shares of the Company’s common stock, as instructed by the Company and, in the case of shares offered through such agents as forward sellers, the relevant forward purchaser. The shares of the Company’s common stock offered and sold through the agents, as its sales agents or as forward sellers, pursuant to the equity distribution agreement will be offered and sold through only one agent on any given day.
Each agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of its common stock sold through it as its sales agent. Under the terms of the equity distribution agreement, the Company may also sell shares of its common stock to each of the agents, as principal, at a price agreed upon at the time of sale. If the Company sells shares of its common stock to any agent as principal, the Company will enter into a separate terms agreement with the agent, setting forth the terms of such transaction, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement. In connection with each forward sale agreement, the Company will pay the applicable agent, acting as forward seller in connection with such forward sale agreement, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of its common stock sold through such agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an
“ex-dividend”
date during such forward selling period).
The equity distribution agreement contemplates that, in addition to the issuance and sale by the Company of shares of its common stock to or through the agents, the Company may enter into separate forward sale agreements, with each of BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC, or one of their respective affiliates (in such capacity, each, a “forward purchaser” and, collectively, the “forward purchasers”). If the Company enters into a forward sale agreement with any forward purchaser, the Company expects that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant agent, acting as sales agent for such forward purchaser, shares of its common stock to hedge such forward purchaser’s exposure under such forward sale agreement. The Company will not initially receive any proceeds from any sale of shares of its common stock borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.
The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, although, as discussed below, the Company will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares the Company has agreed to sell under such forward sale agreement. If the Company elects or is deemed to have elected to physically settle any forward sale agreement by delivering shares of its common stock, the Company will receive an amount of cash from the relevant forward purchaser equal to the product of (1) the forward price per share under such forward sale agreement and (2) the number of shares of common stock as to which the Company has elected or is deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends the Company expects to declare on its common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.
The Company intends to contribute the net proceeds it receives from the issuance and sale by the Company of any shares of its common stock to or through the agents and any net proceeds it receives pursuant to any forward sale agreements with the relevant forward purchasers to the Operating Partnership in exchange for common units of the Operating Partnership. The Operating Partnership intends to use such net proceeds for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under its revolving credit facility and 2020 term loans), working capital and capital expenditures, and potential future acquisitions.
Any shares of common stock that the Company may offer, issue and sell, and any shares of borrowed common stock that the forward purchasers may offer and sell, pursuant to the equity distribution agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on October 13, 2020 (File Nos.
333-249459
and
333-249459-01)
and a prospectus supplement dated November 24, 2020 and an accompanying prospectus dated October 13, 2020 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. An opinion of Ballard Spahr LLP with respect to the validity of shares of the Company’s common stock that may be issued and sold pursuant to this prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1.
This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The equity distribution agreement (which includes, as an exhibit thereto, the form of the forward sale agreement) is filed as Exhibit 1.1 to this Current Report. The description of certain provisions of the equity distribution agreement and the forward sale agreement appearing in this Current Report is not complete and is subject to, and qualified in its entirety by reference to, the equity distribution agreement (including such form of forward sale agreement included therein) filed herewith as an exhibit to this Current Report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

1.1	Equity Distribution Agreement, dated as of November 24, 2020, by and among Spirit Realty Capital, Inc., Spirit Realty, L.P. and BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, principals and/or (except in the case of BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., Regions Securities LLC, Stifel, Nicolaus & Company, Incorporated and Truist Securities, Inc.) forward sellers, and Bank of America, N.A., The Bank of Nova Scotia, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and Wells Fargo Bank, National Association, as forward purchasers.

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto).

99.1	Form of forward sale agreement, between the Company and a forward purchaser (included in Exhibit 1.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 24, 2020

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael Hughes
Michael Hughes Executive Vice President and Chief Financial Officer

SPIRIT REALTY, L.P.

By: Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

By:	/s/ Michael Hughes
Michael Hughes Executive Vice President and Chief Financial Officer